EXHIBIT 99.2

SHAREHOLDER REQUISITION

BY E-MAIL and hand-delivery

ASA Gold and Precious Metals, Ltd.

58 Par-La-Ville Road

4th Floor, Vallis Building
Hamilton HM 11 Bermuda

c/o Mr. Zachary Tackett

Corporate Secretary

ASA Gold and Precious Metals, Ltd. Three Canal Plaza

Portland, ME 04101

and

Apex Corporate Services Ltd.

58 Par-La-Ville Road

4th Floor, Vallis Building

Hamilton HM 11

Bermuda

Re:	Notice to Requisition Persons for Election as Directors at the 2025 Annual Meeting or a Special General Meeting of Shareholders of ASA Gold and Precious Metals Limited (the “Fund” or “Company”).

This letter constitutes a requisition in writing by the undersigned beneficial owners of common shares in the Company (together the “Requisitioning Shareholders”) representing in aggregate at the date of this letter 988,242.7448 common shares in the Company, constituting in aggregate 5.23 per cent in par value of the capital of the Company, and carrying the right of voting at general meetings of the Company as at the date hereof. The Requisitioning Shareholders hereby request and require that the Directors take any and all actions needed to propose the following resolutions (the “Resolutions”) to the Shareholders:

1.	That William Donovan be appointed as a Director of the Company.
2.	That Jay G. Baris be appointed as a Director of the Company.
3.	That J. Dan Denbow be appointed as a Director of the Company.
4.	That Douglas Groh be appointed as a Director of the Company.

This letter constitutes a requisition in writing by the Requisitioning Shareholders pursuant to sections 79 and 80 of the Companies Act 1981 of Bermuda (the “Act”) requiring the directors of the Fund (the “Directors”) to give notice to the shareholders of the Fund (the “Shareholders”) of the Resolutions to be proposed at the annual general meeting (“AGM”) of the Fund (including any adjournment or postponement thereof).

If by the time of the deposit of this letter, the Company has still not announced a date for the AGM and the Requisitioning Shareholders represent not less than one-tenth of the total voting rights of all the members having at the said date a right to vote at general meetings of the company, this letter constitutes a requisition in writing by the Requisitioning Shareholders pursuant to section 74 of the Act requiring the Directors to convene a special general meeting (“SGM”). We require the Directors, within 21 days hereof, to give notice to every member of the Company entitled to vote at general meetings of the Company as at the date of this requisition notice of the Resolutions that are intended to be moved at the SGM (including any adjournment or postponement thereof).

Please note that the undersigned Requisitioning Shareholders and/or their representatives may deliver a proxy statement and form of proxy to holders of at least the percentage of the Fund’s voting shares required under applicable law to elect the Director nominees listed above (the “Nominees”) at either the AGM or the SGM.

Please also note that each of the Nominees consents to acting as a Director of the Fund and, should they be elected at either the AGM or the SGM, they will accordingly provide written acceptance of their appointment within thirty (30) days thereof pursuant to the bye-laws of the Fund (the “Bye-Laws”).

This letter provides sufficient notice to adequately requisition the Nominees described herein and complies with all notification and other requirements applicable to the Fund and Bermuda law.

Please be advised that neither the delivery of this letter nor the delivery of additional information, if any, provided by or on behalf of the undersigned Requisitioning Shareholders or any of their affiliates to the Fund from and after the date hereof shall be deemed to constitute (i) an admission by the undersigned Requisitioning Shareholders or any of their affiliates that this letter is in any way defective, (ii) an admission as to the legality or enforceability of any particular provision of the Memorandum of Association of the Fund, as amended (the “Charter”) or the Bye-Laws or any other matter, (iii) a waiver by the undersigned Requisitioning Shareholders or any of their affiliates of the right to, in any way, contest or challenge the enforceability of any provision of the Charter or Bye-Laws, or of any other matter or (iv) an acknowledgement by the undersigned Requisitioning Shareholders or any of their affiliates that any requirement exists pursuant to which the undersigned Requisitioning Shareholders were required to provide the Fund with notice of its intentions described herein as a result of the content or character of such stated intentions.

[Signature Pages Follow]

By signing below, I hereby certify that I am the beneficial owner of the shares listed under my name below, and that I have the authority to act on behalf of such shares.

This certification will continue to be in force regardless of whether there will be additional Requisitioning Shareholders or additional actions taken by the Requisitioning Shareholders.

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My shares are held at _______________[name of brokerage firm or other custodian]. I have attached proof of my ownership.

☐	Attached is a letter from _________________ [name of brokerage firm or other custodian] granting me the power to exercise my voting rights.

☐	Attached is an account statement or other supporting information.

[•]

By: [•]

By:
Name: [•]
Title: [•] Share Class: [•] Share Count: [•]

MARY JOAN HOENE

By:	/s/ Mary Joan Hoene
Name:	Mary Joan Hoene

WILLIAM DONOVAN

/s/ William Donovan
Name: William Donovan

LISA LAURICH DONOVAN

/s/ Lisa Laurich Donovan
Name: Lisa Laurich Donovan

Alexander Merk

/s/ Alexander Merk
Name: Alexander Merk

Hanna Tikkanen Merk

/s/ Hanna Tikkanen Merk
Name: Hanna Tikkanen Merk

Sprott Focus Trust Inc.

/s/ Thomas W. Ulrich
Name: Thomas W. Ulrich, President

James E. Drasdo

/s/ James E. Drasdo
Name: James E. Drasdo

Robert Efroymson

/s/ Robert Efroymson
Name: Robert Efroymson

Toby D Bernstein Living Revocable Trust U/A DTD 04/09/2010

/s/ Toby D. Bernstein
Name: Toby D. Bernstein, Trustee

James Z Holtz

/s/ James Holtz
Name: James Holtz

John E McBridge Trust U/A DTD 10/25/2010

/s/ John E. McBridge
Name: John E. McBridge, Trustee

QCS QualityConsult Service GmbH

/s/ George Hefer
Name: George Hefer

The Linzmeier Family Trust UAD 03/25/1987

/s/ Ralph Linzmeier
Name: Ralph Linzmeier, Trustee
and
/s/ Oonagh Linzmeier
Name: Oonagh Linzmeier, Trustee

Ralph Linzmeier

/s/ Ralph Linzmeier
Name: Ralph Linzmeier

Oonagh M Linzmeier

/s/ Oonagh Linzmeier
Name: Oonagh Linzmeier

Linzmeier Childrens Trust U/A DTD 12/19/2012

/s/ Kathleen Linzmeier
Name: Kathleen Linzmeier, Trustee

David D. Linzmeier

/s/ David D. Linzmeier
Name: David D. Linzmeier

David J. Linzmeier

/s/ David J. Linzmeier
Name: David J. Linzmeier

George A Meyer

/s/ George Meyer
Name: George Meyer

Ernest Abramson

/s/ Ernest Abramson
Name: Ernest Abramson

Ellen S Abramson

/s/ Ellen S. Abramson
Name: Ellen S. Abramson

Sebastian Pignatello

/s/ Sebastian Pignatello
Name: Sebastian Pignatello

Peter Maletis

/s/ Peter Maletis
Name: Peter Maletis

Bruce D. Hansen

/s/ Bruce Hansen
Name: Bruce Hansen

Albert J. Jeffrey Stewart

/s/ Albert J. Jeffrey Stewart
Name: Albert J. Jeffrey Stewart

MARY P. STEWART

/s/ Mary P. Stewart
Name: Mary P. Stewart